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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of King Pharmaceuticals, Inc. of our report, dated January 22, 1999 relating to the financial statement appearing in the Medco Research, Inc. and its subsidiary's Annual Report on Form 10K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP




Raleigh, North Carolina
December 10, 1999